Exhibit 99.1

American Surgical Holdings Enters Into a Definitive Merger Agreement

to be Acquired by Great Point Partners

Houston, TX, December 20, 2010 — American Surgical Holdings, Inc. (“American Surgical” or the "Company") (OTCBB: ASRG), announced today that it has entered into a definitive merger agreement pursuant to which American Surgical will be acquired and taken private by AH Holdings Inc., an affiliate of Great Point Partners, I LP (“GPP”), a Greenwich, CT-based private equity fund.

Under the terms of the definitive merger agreement, at the closing of the transaction American Surgical’s stockholders will receive $2.87 per share in cash, which represents a 205% premium to the average daily trading price of $0.941 over the 90 days prior to the execution and public announcement of the transaction. The closing price of the Company’s common stock on the last trading day prior to the public announcement of the transaction was $1.32. This per share cash consideration is payable by AH Holdings Inc. and subject to increase if less than all of the stock options and warrants to purchase the Company's common stock have been exercised as of the effective time of the merger and/or if some or all of the warrants to purchase the Company's common stock are exercised on a cashless basis. In addition, under the terms of the definitive merger agreement, at the closing of the transaction American Surgical’s stockholders will receive (a) additional per share merger consideration consisting of a final cash dividend, if any, payable by the Company and computed in accordance with the definitive merger agreement and (b) an ownership interest in CMC Associates, LLC, a subsidiary of the Company, which will be the beneficial owner of certain pending litigation and litigation rights. The cash consideration payable by AH Holdings Inc. will not be paid on an aggregate of 2,234,707 shares of the Company’s common stock owned by certain members of the Company’s management team (the “Non-Participating Stockholders”). Instead, these people will receive a 14.9% ownership interest, collectively, in the buyer’s parent entity. The proposed transaction is expected to close during the first quarter of 2011.

Zak Elgamal, the Executive Chairman, Chief Executive Officer and President of American Surgical, commented, “Our agreement with GPP provides a compelling all-cash premium to our stockholders. Throughout this process, our Board has been committed to delivering value and liquidity to our stockholders, and we believe this transaction will accomplish both of those objectives. We look forward to working with GPP to complete this transaction as expeditiously as possible.”

A Special Committee of American Surgical’s independent directors and the American Surgical Board of Directors has unanimously approved the definitive merger agreement and recommended to the American Surgical stockholders that they adopt and approve the definitive merger agreement. The American Surgical Board of Directors, in conjunction with the Special Committee, carefully considered GPP’s offer with the counsel of independent legal and financial advisors and, after extensive negotiations, unanimously concluded based on the recommendation of the Special Committee that this transaction is in the best interest of American Surgical’s stockholders.

In addition, the Special Committee retained Howard Frazier Baker Elliott, Inc., a Texas-based firm dedicated to providing valuation, financial advisory, and investment banking services to both privately held and publicly traded companies, to render a fairness opinion to the Special Committee and the Board of Directors. Howard Frazier Baker Elliott, Inc. rendered its opinion that the merger consideration to be received by American Surgical’s stockholders (other than the Non-Participating Stockholders) under the transaction is fair, from a financial point of view, to such stockholders. The transaction is subject to approval by American Surgical’s stockholders, as well as other closing conditions. Stockholders representing over 60% of the issued and outstanding shares of common stock of American Surgical have entered into an agreement to vote in favor of the merger.

Polaris Group served as the financial advisor to the Board of Directors of American Surgical. Broad and Cassel acts as legal counsel to the American Surgical Board of Directors and Thompson & Knight is serving as legal counsel to the Special Committee of the American Surgical Board of Directors. McDermott Will & Emery LLP is serving as legal counsel to GPP.

About American Surgical Holdings, Inc.

American Surgical provides professional surgical assistant services to patients, surgeons and healthcare institutions, through its wholly owned subsidiaries. American Surgical markets its services to hospitals, surgeons and healthcare institutions. American Surgical provides service in Houston, San Antonio and Corpus Christi, Texas; Lawton, Oklahoma; Suffolk, Virginia; Memphis, Tennessee and Augusta, Georgia. For more information, please visit http://www.asainc.us.

About Great Point Partners, I LP

Great Point Partners (www.gppfunds.com) is a Greenwich-based health care focused investment firm that specializes in completing recapitalization transactions with middle-market companies and entrepreneurs.

Forward-Looking Statements

Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “will,” “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words. Forward-looking statements in this release include, but are not limited to, statements regarding anticipated benefits of the proposed merger, expected financial benefits to the Company's stockholders, and anticipated future operating performance and results.

These statements are based on management’s current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially from these statements. For example, conditions to the closing of the transaction may not be satisfied, and the merger may involve unexpected costs, liabilities, or delays or the Company’s business may suffer as a result of uncertainty surrounding the merger, any of which could cause the transaction to not be consummated. Certain other risks associated with the Company’s business are discussed in the reports filed by American Surgical with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed by American Surgical on March 25, 2010. The information set forth herein should be read in light of such risks. American Surgical cautions security holders not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, American Surgical assumes no obligation to update the information contained herein. American Surgical disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed merger, American Surgical will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and such other documents (when available) and other documents filed by American Surgical at the Securities and Exchange Commission’s web site at http://www.sec.gov and on American Surgical’s website at http://www.asainc.us.

American Surgical and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of American Surgical’s participants in the solicitation will be set forth in American Surgical’s proxy statement relating to the merger when it becomes available.

Contact

For American Surgical:

Marshall Webb of Polaris Group at (713) 779-9800.